EXHIBIT 23(i)
                                                                  -------------




                                (ON LETTERHEAD)

(LOGO)                                                          WEAVER & MARTIN


SLS International, Inc. (formerly known as Sound and Lighting Specialists, Inc.)


We hereby consent to use in this Registration Statement on Form SB-2 of our report dated January 31, 2000 except for note 10 which is dated August 10, 2000, relating to the audit of the December 31, 1999 balance sheet and the related statements of operations, stockholder's equity (deficit) and cash flows for each of the years in the two year period ended December 31, 1999 of SLS International, Inc. (formerly known as Sound and Lighting Specialist, Inc.).



WEAVER & MARTIN, LLC

/s/ Weaver & Martin LLC

Kansas City, Missouri
January 12, 2001
















                                     Certified Public Accountants & Consultants
                                     801 West 47th St., Suite 208
                                     Kansas City, Missouri 64112
                                     Phone: (816) 756-5525
                                     Fax: (816) 756-2252




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